Transocean Ltd. Announces Amendments to Certain Financing Documents and Internal Reorganization Transactions to Resolve Allegations Contained in Purported Notices of Default

STEINHAUSEN, Switzerland – December 1, 2020 – Transocean Ltd. (NYSE: RIG) announced today that it, Transocean Inc. (together with Transocean Ltd., the “Company”) and certain of its subsidiaries executed amendments to certain of their financing documents and implemented certain internal reorganization transactions to resolve the allegations contained in the previously disclosed notices of alleged default (the “Notices”) with respect to Transocean Inc.’s 7.25% Senior Notes due 2025 (the “2025 Guaranteed Notes”) and 8.00% Senior Notes due 2027 (the “2027 Guaranteed Notes”).

Immediately following such transactions and amendments (the “Transactions”), the Transocean Mid Holdings Entities (as defined below) have been eliminated and the Transocean Holdings Entities (as defined below) directly hold the equity interests of the Transocean Asset Holdings Entities (as defined below), exactly as they did prior to the Company’s previously announced internal reorganization and exchange transactions (the “Prior Transactions”). As a result, any claim of an alleged breach under any of the Company’s existing financing documents in respect of a transfer of the assets of the Transocean Holdings Entities resulting from the Prior Transactions has been rendered moot and cured (to the extent it ever existed, which the Company continues to unequivocally reject.)

The Company maintains that the Prior Transactions did not breach the indentures governing the 2027 Guaranteed Notes or 2025 Guaranteed Notes or any other financial instrument and it continues to proactively take steps to protect its interests and the interests of its shareholders, customers and employees against what the Company believes to be meritless allegations by certain of its debtholders. Nevertheless, as part of its prudent assessment of its strategies in connection with the Notices, and while the Company awaits a ruling from the U.S. District Court for the Southern District of New York on its request for summary judgment, the Company has elected to implement the Transactions prior to the expiration of the permitted cure period under the indentures governing the 2027 Guaranteed Notes and 2025 Guaranteed Notes. The Transactions thereby resolved such allegations prior to the purported breach described in the Notices maturing into an alleged “Event of Default,” which the Company would also vigorously dispute.

For the avoidance of doubt, the Transactions do not impact the structural position of the holders of the Company’s existing indebtedness, including the Existing Guaranteed Notes, the Senior Guaranteed Securities and the Revolving Credit Facility (each as defined below). In addition, prior to and following the consummation of the Transactions, the Company has maintained $1.3 billion of available borrowing capacity under its Revolving Credit Facility, with no borrowings currently outstanding and $30 million of letters of credit issued thereunder.

The internal reorganization transactions consisted of:

(i)	the contributions (the “Contributions”) by Transocean Asset Holdings 1 Limited, Transocean Asset Holdings 2 Limited and Transocean Asset Holdings 3 Limited (collectively, the “Transocean Asset Holdings Entities”) of their respective assets, consisting of equity interests in subsidiaries, to newly-formed, wholly-owned subsidiaries, Transocean Sub Asset Holdings 1 Limited, Transocean Sub Asset Holdings 2 Limited and Transocean Sub Asset Holdings 3 Limited (collectively, the “Transocean Sub Asset Holdings Entities”), respectively, and, following the Contributions,

(ii)	the mergers (the “Mergers”) of Transocean Mid Holdings 1 Limited, Transocean Mid

Holdings 2 Limited and Transocean Mid Holdings 3 Limited (collectively, the “Transocean Mid Holdings Entities”) with and into Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited (collectively, the “Transocean Holdings Entities”), respectively, with Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited as the respective surviving entities of such Mergers.

Immediately following such Mergers, each of Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited directly wholly-own all of the outstanding equity of Transocean Asset Holdings 1 Limited, Transocean Asset Holdings 2 Limited and Transocean Asset Holdings 3 Limited, respectively, exactly as they did before the Prior Transactions. A simplified structure chart setting forth the subsidiaries of Transocean Inc. after giving effect to the Transactions is available at the link at the end of this announcement.

In connection with the Contributions, Transocean Inc., the Transocean Asset Holdings Entities and the Transocean Sub Asset Holdings Entities entered into an amendment to the Company’s existing credit agreement dated June 22, 2018 (as amended, the “Revolving Credit Facility”), which amendment provides, among other things, that the Transocean Sub Asset Holdings Entities guarantee the obligations under the Revolving Credit Facility and permits the Transocean Asset Holdings Entities to, among other things, guarantee certain other obligations, including the Senior Guaranteed Securities. Accordingly, the Revolving Credit Facility will remain structurally senior to the unsecured debt securities issued by Transocean Inc., including the Existing Guaranteed Notes and the Senior Guaranteed Securities, to the extent of the value of the assets of Transocean Sub Asset Holdings Entities due to the fact that such other debt securities, including the Existing Guaranteed Notes and the Senior Guaranteed Securities, do not, and will not, benefit from guarantees from the Transocean Sub Asset Holdings Entities.

In connection with the Mergers, the Company, the guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a supplemental indenture to each of (i) the Indenture, dated September 11, 2020, among the Company, the guarantors party thereto and the Trustee, governing the Company’s 11.50% Senior Guaranteed Notes due 2027 (the “Senior Guaranteed Notes”), and (ii) the Indenture, dated August 14, 2020, among the Company, the guarantors party thereto and the Trustee, governing the Company’s 2.5% Senior Guaranteed Exchangeable Bonds due 2027 (the “Senior Guaranteed Exchangeable Bonds” and together with the Senior Guaranteed Notes, the “Senior Guaranteed Securities”).

Pursuant to each such supplemental indenture, the Transocean Holdings Entities expressly assumed the obligations of the Transocean Mid Holdings Entities under their respective guarantees of the Senior Guaranteed Securities as a result of the Mergers, and the Transocean Asset Holding Entities have also guaranteed the Senior Guaranteed Securities. Accordingly, the Senior Guaranteed Securities will remain structurally senior to other debt securities issued by Transocean Inc. including the 7.25% Senior Notes due 2025, 7.50% Senior Notes due 2026 and 8.00% Senior Notes due 2027 (collectively, the “Existing Guaranteed Notes”), to the extent of the value of the assets of the Transocean Asset Holdings Entities. This structural seniority remains because such other debt securities, including the Existing Guaranteed Notes, do not, and will not, benefit from guarantees from the Transocean Asset Holdings Entities.

Nothing in this announcement is or shall be construed as an admission of fact or liability, a stipulation or a waiver, or binding on the Company or its affiliates or an acknowledgement of any breach or default under any financial instrument of the company, including, but not limited to the 2027 Guaranteed Notes or 2025 Guaranteed Notes. Each statement contained herein is made without prejudice, with a full reservation of all rights, remedies, claims and defenses.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services. The company’s mobile offshore drilling fleet is considered one of the most versatile fleets in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 38 mobile offshore drilling units, including 27 ultra-deepwater floaters and 11 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

Forward-Looking Statements

This press release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Analyst Contact:

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647

A photo accompanying this announcement is available: